Exhibit 99.1

WPX Energy, Inc.
(NYSE:WPX)
www.wpxenergy.com

DATE: March 15, 2018

MEDIA CONTACT:	INVESTOR CONTACT:
Kelly Swan	David Sullivan
(539) 573-4944	(539) 573-9360

Valerie M. Williams Joins WPX Energy Board of Directors

Will Serve on Board’s Audit Committee

TULSA, Okla. — WPX Energy (NYSE: WPX) announced today that Valerie M. Williams has been elected to the company’s board of directors effectively immediately.

Williams has more than 35 years of audit and public accounting experience with Ernst & Young, LLP, most recently as the Southwest Region Assurance Managing Partner where she had responsibility for a $500 million audit practice encompassing nine states, 14 offices and 1,200 employees. She retired from the firm in 2016.

Her experience at Ernst & Young included support for energy clients as she worked with oil and gas producers, midstream companies and large integrated firms with global operations.

In addition to her formal leadership roles, Williams served on the partner advisory council, inclusiveness council and diversity task force at Ernst & Young.

“For more than three decades, well-respected companies have looked to Valerie for advice, counsel and insight. WPX now joins the ranks of those who will benefit from her expertise as we continue to execute at a high level both operationally and financially,” said Rick Muncrief, chairman and chief executive officer.

“The length of her tenure with a single firm speaks to her dedication, the quality of her leadership and the value she brings to the table. Her background in risk management and her understanding of global markets are integral to our business,” Muncrief added.

Williams also serves as a director for Omnicom Group, Inc.  She has a master’s degree in business administration from the University of Houston and a bachelor’s degree in medical technology from the University of North Texas.

Williams will serve on WPX’s audit committee. She is WPX’s eleventh independent director. The sole inside director is Rick Muncrief, WPX chairman and CEO.

Two members of the WPX board — William R. Granberry and George A. Lorch — are scheduled to retire at the time of the company’s annual meeting in May. Both have served WPX since its start as an independent company in 2012.

About WPX Energy, Inc.

WPX is an independent energy producer with core positions in the Permian and Williston basins. WPX’s production is approximately 80 percent oil/liquids and 20 percent natural gas. The company also has an emerging infrastructure portfolio in the Permian Basin. Visit www.wpxenergy.com for more information.

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This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company.  Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas.  These risks include, but are not limited to, the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; drilling risks; environmental risks; and political or regulatory changes.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.  The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by WPX Energy on its website or otherwise.  WPX Energy does not undertake and expressly disclaims any obligation to update the forward-looking statements as a result of new information, future events or otherwise.  Investors are urged to consider carefully the disclosure in our filings with the Securities and Exchange Commission, available from us at WPX Energy, Attn:  Investor Relations, P.O. Box 21810, Tulsa, Okla., 74102, or from the SEC’s website at www.sec.gov.